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                                                                    EXHIBIT 99.1

                  FORM OF PROXY OF GENERAL DYNAMICS CORPORATION

                          GENERAL DYNAMICS CORPORATION
            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, JULY 30, 1999
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

       The undersigned hereby appoints NICHOLAS D. CHABRAJA, JAMES E. TURNER, JR. and DAVID A. SAVNER, and each of them, as proxy or proxies, with the power of substitution, to vote all shares of common stock par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the undersigned is entitled to vote at the July 30, 1999 special meeting of stockholders, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting, all as more fully described in the Joint Proxy Statement/Prospectus for said special meeting.

                                                                See Reverse Side

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                          GENERAL DYNAMICS CORPORATION

                              DIRECT DEPOSIT NOTICE

General Dynamics Corporation and First Chicago Trust Company remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. Direct Deposit's main benefit to you is knowing that your dividends are in your account on the payable date.

                        A TOLL-FREE TELEPHONE NUMBER FOR
                  STOCKHOLDERS OF GENERAL DYNAMICS CORPORATION

           Telephone inquiries regarding your stock should be made to First Chicago Trust Company's automated Toll-Free Telephone Response Center at:

                                 1-800-519-3111


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/ X /  Please mark your votes
       as in this example

       This proxy when properly executed will be voted in the manner directed herein. On any other matters that may come before the meeting, this proxy will be voted at the discretion of the proxies named on the face of this card. If no direction is made, this proxy will be voted FOR Item 1, Item 2 and Item 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                                                    FOR        AGAINST      ABSTAIN
1.          Amendment of Certificate of Incorporation to increase the               / /          / /          / /
            number of authorized shares of General Dynamics common
            stock, par value $1.00 per share, from 200,000,000 shares
            to 300,000,000 shares.

2.          Approval of the issuance by General Dynamics of shares                  / /          / /          / /
            of its common stock pursuant to the terms of the Agreement and Plan of Merger dated as of May 16, 1999 among General
            Dynamics, Tara Acquisition Corporation, a Delaware
            corporation and a wholly-owned subsidiary of General
            Dynamics, and Gulfstream Aerospace Corporation, a Delaware
            corporation.

3.          To transact all other business that may properly come before            / /          / /          / /
            the meeting or any adjournment thereof.

            I will attend the meeting and request an admission card.                / /

                                                                                NOTE:  Please sign exactly as name appears
                                                                                hereon.  Joint owners should each sign.  When
                                                                                signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as such.

                                                                                ---------------------------------------------------

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                                                                                Signature(s)                                 Date

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                          GENERAL DYNAMICS CORPORATION

Dear Stockholder,

General Dynamics Corporation encourages you to take advantage of alternative ways by which you can vote your shares that were introduced in connection with the last annual meeting. You can now vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system.

1.    To vote over the Internet:

      * Log on to the Internet and go to the web site HTTP://WWW.VOTE-BY-NET.COM

2.    To vote over the telephone:

      * On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.